SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant )

Payment  of  Filing  Fee  (check  the  appropriate  box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount previously paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

     ADAIR INTERNATIONAL OIL AND GAS, INC. (AIGI.OB) ANNOUNCES ITS ANNUAL 2002
                              SHAREHOLDERS MEETING


     John W. Adair, Chairman and C.E.O. announced today the proxy ballots have been printed and will be mailed out on Tuesday June 25, 2002 for the Annual Meeting of Stockholders to be held on July 15, 2002 at 9:00 a.m. Houston, Texas time, in the Chase Center Auditorium (Downtown), 610 Travis, Houston, Texas 77002. The record date for the meeting was set as of the close of business on Monday June 17, 2002.

     Mr. Adair, also announced the new prospective board member is Dr. John Eftekhar, PH.D. , who has been a shareholder for over a year. The other prospective member along with John W. Adair is Mr. Jalal Alghani who is a current member. The previously mentioned individuals along with Adair are the prospective Board of Directors for the coming year.

     John W. Adair and Mr. Jalal Alghani received approximately 97% of the shareholders vote during last year's election.

     ADAIR is presently in a Proxy Fight with some former employees whom the company has filed suit.

     If any shareholder has voted for the candidates that are supported by the SCORE Group, they may change their vote by re-voting once the Shareholder receives their appropriate Proxy Material from ADAIR.

     All current projects under development which include the 600MW natural gas power plant in Southern California, the Co-Generation plant and Block 20 exploration in Yemen were developed by the present management.

     "With the addition of Dr. Eftekhar to our board our focus will be the financing of our projects including acquiring domestic cash producing oil and gas properties that will give the company revenue. It might be noted that two of the prospective board members the SCORE group have nominated are not shareholders and have never been stockholders in ADAIR," stated, John W. Adair.


     YOUR VOTE AND INTEREST IN ADAIR INTERNATIONAL OIL AND GAS, INC. IS APPRECIATED.

THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV."

This news release contains forward-looking statements within the meaning of Securities Litigation Reform Act that involves risk and uncertainties, including exploration, development, operational, marketing and implementation risks, other facts described from time to time in the company's public available SEC reports and other public information which could cause results to differ materially.



---------------
Contact:

     Adair  International  Oil  and  Gas  Inc.,  Houston
     John  W.  Adair,  713/621-8241